Exhibit 99.2

CONFORMED COPY

Icahn Capital LP

767 Fifth Avenue

New York, New York 10153

August 5, 2013

VIA EMAIL

WebMD Health Corp

111 Eighth Avenue

New York, New York 10011

Attn.:	Marty Wygod, Chairman of the Board
Douglas Wamsley, General Counsel

Ladies and Gentlemen:

Reference is made to (i) the letter of resignation from David Schechter to WebMD Health Corp. (the “Company”), dated the date hereof and (ii) Section 2(a) of the Director Appointment Agreement, dated as of June 8, 2012 (as amended, the “Agreement”), among the Company and the Icahn Group. All defined terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

Pursuant to Section 2(a) of the Agreement, under certain circumstances, the Icahn Group is required to deliver a written notice to the Company stating that it does not intend to submit the name of a Replacement to the Company pursuant to Section 1(c). This letter constitutes such written notice required by Section 2(a) of the Agreement and hereby confirms that upon David Schechter’s resignation as a director of the Company effective on August 5, 2013, the Icahn Group does not intend to submit the name of a Replacement to the Company pursuant to Section 1(c) of the Agreement. As a result, the requirements of clause (z) of Section 2(a) have been satisfied and the Standstill Period has ended.

[Signature page follows]

Sincerely,

ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II LP
ICAHN PARTNERS MASTER FUND III LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
By: Barberry Corp., its sole member
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp., its sole member

	By:	/s/ Keith Cozza
	Name:	Keith Cozza
	Title:	Authorized Signatory

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By:	/s/ Sung Hwan Cho
	Name:	Sung Hwan Cho
	Title:	Chief Financial Officer

/s/ Carl C. Icahn
Carl C. Icahn

/s/ Brett Icahn
Brett Icahn

/s/ David Schechter
David Schechter

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